For Immediate Release
Date: January 26, 2007

Contacts:	J. Williar Dunlaevy	Stephen M. Conley

	Chairman & Chief Executive Officer	Chief Financial Officer

Phone:	413-445-3500	413-445-3530

Email:	Bill.Dunlaevy@Legacybanks.com	Steve.Conley@Legacybanks.com
Legacy Bancorp, Inc. Announces Date Of Annual Meeting Of Shareholders
PITTSFIELD, MASSACHUSETTS, (January 26, 2007) - Legacy Bancorp, Inc. (the “Company” or “Legacy”) (NASDAQ:LEGC), the bank holding company for Legacy Banks (the “Bank”) announced today that its 2007 annual meeting of shareholders will be held on Thursday, May 10, 2007 at 9:00 a.m. (Eastern Time) at the Cranwell Conference Center, 55 Lee Road, Lenox, Massachusetts. The record date for shareholders entitled to vote at the meeting will be March 20, 2007.
Legacy Banks is headquartered in Pittsfield. It employs 166 people and has ten offices throughout Berkshire County in Great Barrington, Lee, Lenox, North Adams, Otis and Pittsfield, as well as a Loan Production Office in Colonie, New York. Legacy offers Personal Banking, Mortgage Lending, Commercial Services, Insurance, Investments, Portfolio Management, Credit and Debit Card products, and Online Services. Legacy Banks, through its predecessors City Savings Bank, chartered in 1893, Lenox Savings Bank, chartered 1890, and Lee National Bancorp, chartered 1835 has a 172-year banking history in Berkshire County.
FORWARD LOOKING STATEMENTS
Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. As a result, actual results may differ from those contemplated by these statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the businesses in which Legacy Bancorp is engaged and changes in the securities market. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and the associated conference call. The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.